Exhibit 32
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the following certifications are being made to accompany the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2014.
Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of NIKE, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended August 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	October 7, 2014
/s/ Mark G. Parker
Mark G. Parker
Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the following certifications are being made to accompany the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2014.
Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of NIKE, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended August 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	October 7, 2014
/s/ Donald W. Blair
Donald W. Blair Chief Financial Officer